Exhibit 99.1

GBS Inc. Reports Fourth Quarter and Full Year ended June 30, 2022 Preliminary Financial Results and Recent Business Highlights

- Entered into exclusive agreement with Intelligent Fingerprinting Ltd. (IFP) for screening technology focused on drugs of abuse towards a prospective acquisition -

- Completed collection and analysis in a study with coincidental sampling of oral fluid and blood to evaluate the time-course of glucose in oral fluids -

- Company to host conference call & webcast today at 4:30 p.m. ET -

New York, NY, August 31, 2022 – GBS Inc. (Nasdaq: GBS), a life sciences company developing non-invasive, real-time monitoring and diagnostic testing for patients and their primary health practitioners at point of care, today announced its preliminary financial results for the fourth financial quarter and full-year ended June 30, 2022 and provided a business update. Management will host a webcast and conference call at 4:30 p.m. ET today.

“Over the course of the last fiscal year we have successfully advanced our novel saliva Glucose Biosensor into an ongoing comparative study at the Diabetes Research Institute of Sutter Health’s Mills-Peninsula Medical Center (MPMC) in San Mateo, California,” stated Dr. Steven Boyages, Interim Chief Executive Officer of GBS. “In addition to having secured additional manufacturing capacity at the University of Newcastle, our recent clinical study enrolling 40 adults with type 2 diabetes and over 1,400 samples will allow GBS to move into the final design and verification phase of the Glucose Biosensor development. Concurrently, and perhaps most notably, our strong relationship with Intelligent Fingerprinting has the potential to greatly increase our capabilities as we look to expand and enhance our product portfolio. We continue our thorough due diligence process and remain on track to update the market in the near term.”

Fourth Quarter and Full Year Highlights, Recent Operational Developments

Strategic Partnerships & Pipeline Development

●	Entered into an exclusive agreement with Intelligent Fingerprinting Ltd. (IFP) for the rights to acquire the company including its point of care fingerprint sweat-based drug screening technology focused on opioids and drugs of abuse. This agreement forms the precursor for a proposed acquisition of IFP that, if consummated, would allow GBS to expand its portfolio with a rapid non-invasive diagnostic solution outside of saliva, while also accelerating revenue growth through an expanded portfolio of tests.

●	Completed sample collection and analysis in a study of coincident sampling of oral fluid and blood to evaluate the time-course of glucose and intended to support clinical validation of the Saliva Glucose Biosensor and to solidify the direction of further development and subsequent clinical studies. The results from this study are encouraging and broadly in line with expectations with the blood: salivary glucose concentrations consistent with previous studies. GBS is now proceeding with the next phase of the glucose biosensor development program, including two key parallel clinical studies. In the first study, GBS will apply the results of our recent study to focus on eliminating the variables affecting glucose levels in saliva and in the sample collection method, and in the second study, GBS will move forward with a patient study involving saliva on the Glucose Biosensor test strip to assess accuracy and reproducibility.

Commercial Development

●	In the early part of the last fiscal year, GBS reorganized its leadership team to accelerate product development and manufacturing. Specifically, the Board of Directors appointed Professor Steven Boyages, PhD, Chairman of the Board of GBS, to the additional position of Interim Chief Executive Officer, effective October 29, 2021. An endocrinologist with extensive experience in research and clinical science and a Clinical Professor of the Sydney Medical School at The University of Sydney, Dr. Boyages is also a seasoned healthcare executive who has led complex, large organizations across the healthcare industry.

●	In June, GBS selected a site with the University of Newcastle in Australia for construction and operation of a new, state-of-the-art, proprietary biosensor manufacturing facility and will begin construction before the end of the year.

Management

●	Also in June, GBS hired Peter Passaris as Director of Operations. Peter has 18 years of experience in manufacturing and enterprise industries. He began his career as a Chemical Engineer, R&D, eventually moving into technical sales and operations. Most recently, Mr. Passaris served as Sales and Operations Manager at Ecolab, where he led a high performing sales team of engineers/sales reps and technicians. He will be responsible for managing the Newcastle SRA and product development.

●	On March 19, 2022, Tom Parmakellis resigned as a member of the Board of Directors for reasons unrelated to the company’s operations. In connection with Mr. Parmakellis’ resignation, and to strengthen our Board’s operations, existing, independent board members were appointed to specific committee governance roles. Specifically, George Margelis was appointed to serve on the Audit Committee; Christopher Towers was appointed to serve on the Compensation Committee; and Lawrence Fisher was appointed to serve on the Nominating Committee.

Anticipated Events and Targeted Milestones for the Coming Fiscal Year

●	Prospective Acquisition of Intelligent Fingerprinting Ltd.

●	Full results of comparative study of coincident sampling of oral fluid and blood to evaluate the time-course of glucose and inform the downstream clinical strategy and product development.

●	Advancement into the final design and verification phase of the Glucose Biosensor development, involving two key parallel clinical studies.

1.	Applying the results of our recent blood:glucose study to focus on eliminating the variables affecting glucose levels in saliva and in the sample collection method; and

2.	A patient study involving saliva on the Glucose Biosensor test strip to assess accuracy and reproducibility.

Both studies will further improve saliva collection protocols and fine-tune the biosensor performance as we head towards finalizing our product design and moving it from Research and Development to Manufacturing.

●	Completion of algorithm, middle wear and application development with the University of Newcastle in Australia.

●	Expansion of biosensor development to include additional analytes in the product portfolio in point of care testing using saliva.

Full Year Ended June 30, 2022, Financial Results

As of June 30, 2022, the Company’s cash, cash equivalents and marketable securities totaled approximately $8.2 million, compared to approximately $12.6 million on June 30, 2021. This change was primarily due to expenses incurred on regulatory and development and operational activities to progress on its regulatory and development milestones

For the year ended, June 30, 2022, the Company had a preliminary net loss of $8.4 million or $0.57 per share compared to a net loss of $7.3 million or $0.68 per share for same period last year. This increase in loss is primarily due to more government support income last year as a result of qualifying research & development expenditure in that period and an increase in general and administration expenses due to expansion in operational activities in order to progress on its regulatory and development milestones.

Government support income was $.44 million and $2.0 million for the year ended June 30, 2022 and 2021 respectively. This change was primarily due to GBS Inc.’s subsidiary companies receiving COVID-19 related government support in the previous financial year which was discontinued in April 2021 and qualifying research & development expenditure for research & development government subsidies.

Since our IPO, GBS has brought forward expenditure on key resources and commercial partners’ activities to advance projects towards commercialization. The major categories include:

●	Research, Development & Commercialization for the full fiscal year 2022 of $3.8 million compared to the year prior of $3.8 million.

●	Employee Benefits Expense for the full fiscal year 2022 of $2.3 million compared to the year prior of $1.9 million.

GBS is of the view that based on the current operating plan and financial resources, its cash, cash equivalents and marketable securities at June 30, 2022, will be sufficient to cover expenses and capital requirements into the second half of 2023. This cash runway forecast does not include a potential exercise of the glucose North American license option agreement or additional funds that would be required for the operation of IFP, after a potential consummation of the proposed merger.

Webcast Information:

Title:	GBS Inc. Fourth Quarter and Full Year 2022 Financial Results Conference Call & Webcast

Date:	Wednesday, August 31, 2022

Time:	4:30 p.m. ET

Conference	Toll-Free: 877-407-3982
Call	International: 201-493-6780
Details:	Conference ID: 13731215

The conference call will be webcast live from the Company’s website and will be available via the following links:

Webcast:	Webcast Registration Link https://investors.gbs.inc/news-and-events/investor-calendar

The webcast should be accessed 15 minutes prior to the conference call start time.

A replay of the webcast will be available following the conclusion of the live broadcast and will be accessible on the Company’s website at https://gbs.inc/

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, GBS Inc.’s ability to consummate the proposed transaction described in this press release, develop and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although GBS Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. GBS Inc. has attempted to identify forward-looking statements by terminology, including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in GBS’s public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. GBS undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

GBS Inc.

GBS Inc. is a life sciences company developing non-invasive, real-time monitoring and diagnostic tests for patients and their primary health practitioners at point of care. With the world-first Biosensor Platform, GBS Inc. is developing and launching diagnostic tests urgently needed to help people living with diabetes. For more information, please visit https://gbs.inc/

Company Contact:

Alex Arzeno – Vice President of IR & Communications

GBS, Inc.

Investor.Relations@gbs.inc

Investor Contact:

Tim McCarthy – Managing Director

LifeSci Advisors, LLC

Tim@LifeSciAdvisors.com

GBS, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(Amounts in $)

	Year Ended June 30,
	2022	2021
Revenue:
Other income:
Government support income	$437,146	$1,980,484
Total revenue	437,146	1,980,484

Operating expenses:
General and administrative expenses	4,920,103	3,359,065
Development and regulatory approval expenses	3,853,919	3,835,703
Prospectus and capital raising expenses	-	359,198
Total operating expenses	8,774,022	7,553,966
Loss from operations	(8,336,876)	(5,573,482)

Other income (expense):
Interest expense	(7,539)	(1,093,608)
Loss from unconsolidated equity method investment	-	(135,692)
Realized foreign exchange loss	(3,987)	(271,225)
Interest income	14,426	13,806
Total other income (expense)	2,900	(1,486,719)
Net loss	(8,333,976)	(7,060,201)
Net loss attributable to non-controlling interest	(27,925)	(22,915)
Net loss attributable to GBS Inc.	$(8,306,051)	$(7,037,286)
Other comprehensive loss, net of tax:
Foreign currency translation loss	$(126,875)	$(297,309)
Total other comprehensive loss	(126,875)	(297,309)
Comprehensive loss	(8,460,851)	(7,357,510)
Comprehensive loss attributable to non-controlling interest	(27,925)	(22,915)
Comprehensive loss attributable to GBS Inc.	$(8,432,926)	$(7,334,595)

Net loss per share, basic and diluted	$(0.57)	$(0.68)
Weighted average shares outstanding, basic and diluted	14,665,263	10,414,886

GBS, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in $)

	June 30, 2022	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$8,238,301	$12,573,685
Grant receivable, current portion	1,529,882	2,098,884
Research and development tax incentive receivable	353,048	1,025,455
Other current assets	746,761	2,509,017
Total current assets	10,867,992	18,207,041
Long-term grant receivable	1,092,773	3,148,328
Construction in progress	391,408	-
Other non-current assets	-	504,000
TOTAL ASSETS	$12,352,173	$21,859,369

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,625,089	$1,467,968
Related party payables	-	13,323
Current portion of deferred grant income	2,836,582	2,098,884
Current employee benefit liabilities	201,332	102,475
Total current liabilities	4,663,003	3,682,650
Employee benefit liabilities	50,626	21,770
Long-term deferred grant income	1,092,773	3,148,328
Total liabilities	5,806,402	6,852,748
Commitments and contingencies (Note 10)

Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, 0 and 1,300,000 shares issued and outstanding at June 30, 2022 and June 30, 2021, respectively	-	13,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 14,889,904 and 13,582,122 shares issued and outstanding at June 30, 2022 and June 30, 2021, respectively	148,899	135,821
Additional paid-in capital	38,440,011	38,440,089
Accumulated deficit	(31,175,853)	(22,869,803)
Accumulated other comprehensive loss	(788,135)	(661,260)
Total consolidated GBS Inc. equity	6,624,922	15,057,847
Non-controlling interest	(79,151)	(51,226)
Total shareholders’ equity	6,545,771	15,006,621
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$12,352,173	$21,859,369